Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213589 on Form S-8 of WEC Energy Group, Inc. of our report dated June 22, 2023 appearing in this Annual Report on Form 11-K of WEC Energy Group Retirement Savings Plan for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Chicago, Illinois
June 22, 2023